EXHIBIT 23.5(a)

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm included or incorporated by reference in this Registration Statement on Form S-1 (including any amendments thereto) filed by Bill Barrett Corporation, as well as in the notes to the financial statements included or incorporated by reference in such Form S-1, to the audit letter dated February 2, 2004 and effective as of December 31, 2003 and to the audit letter dated July 8, 2004 and effective as of June 30, 2004 and to the inclusion of those reports as appendices to the prospectus included or incorporated by reference in that registration statement and/or as exhibits to that registration statement.

We further consent to the reference to our firm as experts in this Form S-1, including the prospectus included or incorporated by reference in this Form S-1.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Frederic D. Sewell
Frederic D. Sewell, P.E. Chairman and Chief Executive Officer

Dallas, Texas
December 9, 2004